As filed with the Securities and Exchange Commission on November 2, 2009

Registration No. 333-162058

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to the

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BELO CORP.

Co-registrants are listed on the following pages

(Exact name of registrant as specified in its charter)

Delaware	75-0135890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 655237

Dallas, Texas 75265-5237

(214) 977-6606

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Russell F. Coleman

Christine E. Larkin

Belo Corp.

P.O. Box 655237

Dallas, Texas 75265-5237

(214) 977-6606

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Van M. Jolas Locke Lord Bissell & Liddell LLP 2200 Ross Avenue, Suite 2200 Dallas, Texas 75201 (214) 740-8000	Andrew L. Fabens Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4034

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The following subsidiaries of Belo Corp. may guarantee the debt securities and are co-registrants under this registration statement.

Name of Co-Registrant	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Belo Advertising Customer Services, Inc.	Delaware	41-2044092
Belo Capital Bureau, Inc.	Delaware	75-2677733
Belo Holdings, Inc.	Delaware	75-2685039
Belo Kentucky, Inc.	Kentucky	05-0424395
Belo Management Services, Inc.	Delaware	75-2636936
Belo San Antonio, Inc.	Delaware	74-2966987
Belo Technology Assets II, Inc.	Delaware	51-0345043
Belo TV, Inc.	Delaware	20-3153345
Belo Ventures, Inc.	Delaware	75-2513424
Corporate Arena Associates, Inc.	Texas	75-2737076
KASW-TV, Inc.	Delaware	86-0971761
KENS-TV, Inc.	Delaware	75-2725396
KHOU-TV, Inc.	Delaware	26-0358601
King Broadcasting Company	Washington	91-0516604
King News Corporation	Washington	05-0473824
KMOV-TV, Inc.	Delaware	91-1664808
KMSB-TV, Inc.	Arizona	06-1196328
KONG-TV, Inc.	Delaware	91-2007595
KSKN Television, Inc.	Delaware	91-2159539
KTTU-TV, Inc.	Delaware	74-2990549
KTVK, Inc.	Delaware	75-2817451
KVUE Television, Inc.	Delaware	94-1442625
Northwest Cable News, Inc.	Delaware	27-0946005
NTV, Inc.	Delaware	54-0484328
Texas Cable News, Inc.	Delaware	75-2771112
WCNC-TV, Inc.	North Carolina	05-0440950
WFAA-TV, Inc.	Delaware	26-0357472
WVEC Television, Inc.	Delaware	75-2127624
WWL-TV, Inc.	Delaware	72-1264772

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 30, 2009

PROSPECTUS

$600,000,000

BELO CORP.

DEBT SECURITIES

Belo Corp. may offer and sell, from time to time, debt securities, in one or more series, consisting of notes, debentures, or other evidences of indebtedness.

The aggregate initial offering price of debt securities that may be sold pursuant to this prospectus will be as stated in one or more supplements to this prospectus. We will provide the specific terms of the debt securities to be sold by us in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at P.O. Box 655237, Dallas, Texas 75265-5237. Our telephone number is (214) 977-6606.

Investing in our securities involves certain risks. Before buying any debt securities, you should read carefully the discussion of material risks involved in investing in our securities under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 or our subsequent filings with the Securities and Exchange Commission, incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. We will provide specific terms of the plan of distribution for any debt securities to be offered in supplements to this prospectus. The applicable prospectus supplement also will set forth any applicable commissions or discounts and our net proceeds from the sale of securities.

The date of this prospectus is November     , 2009

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, sell any combination of the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings up to a total dollar amount of $600,000,000. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered debt securities. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should assume that the information in this prospectus and any prospectus supplement is accurate as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

In this prospectus, references to “Belo,” “the Company,” “we,” “us,” and “our” mean Belo Corp., unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You can inspect and copy these reports, proxy statements, and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Our Internet address is www.belo.com. You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed in accordance with SEC rules to have been furnished and not filed):

•	Our Annual Report on Form 10-K/A for the year ended December 31, 2008;

•	Our Quarterly Reports on Form 10-Q/A for the quarterly period ended March 31, 2009 and on Form 10-Q for the quarterly period ended June 30, 2009;

•

Our Current Reports on Form 8-K filed on March 5, 2009, March 11, 2009, May 7, 2009, May 14, 2009, July 31, 2009 (Item 4.02 only), August 4, 2009, August 13, 2009, September 10, 2009, September 15, 2009 (two reports), and October 22, 2009;

•	Our Proxy Statement filed on March 31, 2009; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the termination of all offerings made pursuant to this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Christine E. Larkin

Belo Corp.

P.O. Box 655237

Dallas, Texas 75265-5237

(214) 977-6606

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable supplement or any free writing prospectus provided, authorized or used by us. We have not authorized anyone else to provide you with other information. If anyone provides you with different or inconsistent information, you shall not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information we are incorporating by reference into it contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this prospectus, any prospectus supplement, and the information incorporated by reference into this prospectus, that we expect or anticipate will or may occur in the future, including, without limitation, statements included in this prospectus, any prospectus supplement, and the documents we incorporate by reference regarding our business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends, capital expenditures, investments, future financings, and other financial and non-financial items that are not historical facts, are forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties, including, without limitation, the information discussed under the caption “Risk Factors,” as well as other factors which might be described from time to time in our filings with the SEC.

Consequently, all of the forward-looking statements we make in this prospectus, any prospectus supplement, and the information we are incorporating by reference into this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our businesses or operations. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by any of those factors described above and in the documents containing such forward-looking statements. We do not assume any obligation to release publicly any updates or revisions to any forward-looking statement.

THE COMPANY

Belo began as a Texas newspaper company in 1842 and today is one of the nation’s largest publicly-traded pure-play television companies. The Company owns 20 television stations and their associated Web sites; those stations include ABC, CBS, NBC, FOX, The CW and MyNetwork TV affiliates and reach 14 percent of U.S. television households, in 15 highly-attractive markets across the United States. The Company also manages one television station through a local marketing agreement, owns two local and two regional cable news channels and holds ownership interests in two other cable news channels.

On February 8, 2008, the Company completed the spin-off of its former newspaper businesses and related assets into a separate public company, A. H. Belo Corporation (“A. H. Belo”), which has its own management and board of directors. With certain limited exceptions, the Company has no further ownership interest in A. H. Belo or in any newspaper businesses or related assets, and A. H. Belo has no ownership interest in the Company or any television station businesses or related assets.

Our principal executive offices are located at P.O. Box 655237, Dallas, Texas 75265-5237. Our telephone number is (214) 977-6606.

SUBSIDIARY GUARANTORS

Our subsidiary co-registrants, which we refer to as “subsidiary guarantors,” may fully and unconditionally guarantee any series of debt securities offered by this prospectus and related prospectus supplement. The applicable prospectus supplement for that series of debt securities will describe the terms of the guarantee by the subsidiary guarantors. The subsidiary guarantors comprise all of the subsidiaries of Belo and are direct and indirect, wholly-owned subsidiary corporations of Belo.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for the repayment of outstanding debt under our credit facility maturing in June 2011 and bearing interest at a variable interest rate based on either LIBOR or a base rate, in either case plus an applicable margin that varies depending upon the Company’s leverage ratio. Net proceeds may be temporarily invested before use.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended June 30,		Three Months Ended March 31,		Years Ended December 31,
	2009	2008	2009	2008	2008(2)	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges(1)	2.05	2.97	1.95	1.51	—	2.20	2.44	2.14	2.56

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

(1)	To the extent that the proceeds from any offering of debt securities registered on the registration statement of which this prospectus forms a part will be used to pay any of our outstanding debt and will change the ratio of earnings to fixed charges by ten percent or greater, the applicable prospectus supplement will include a pro forma ratio for the most recent fiscal year and the latest interim period, if applicable, showing the application of the proceeds.
(2)	For purposes of calculating the ratio of earnings to fixed charges, adjusted earnings includes a non-cash charge for intangible asset and goodwill impairment of $662,151, which causes the ratio to be deficient. Excluding the non-cash charge, the adjusted earnings would be $226,750 and the ratio of earnings to fixed charges would be 2.64. Including the non-cash charge, the amount of the deficiency, as defined, is $521,265.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEE

General

The debt securities will be issued under an Indenture dated as of June 1, 1997, as supplemented from time to time in accordance with its terms (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”). The following summary of the Indenture and the debt securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. Italicized references appearing in parentheses are to section numbers of the Indenture. As used in this “Description of Debt Securities,” the “Company” refers to Belo Corp. and does not include its subsidiaries.

The Indenture does not limit the amount of debt securities that may be issued thereunder. It provides that debt securities may be issued from time to time in series.

The applicable prospectus supplement will describe the specific terms of the debt securities we will offer, including, where applicable, the following:

•	the title of such debt securities;

•	the limit, if any, upon the aggregate principal amount of such debt securities;

•	the dates on which or periods during which such debt securities may be issued and the date or dates on which the principal of (and premium, if any, on) such debt securities will be payable;

•

the rate or rates, if any, or the method of determination thereof, at which such debt securities will bear interest, if any, the date or dates from which such interest will accrue, the dates on which such interest will be payable and the regular record dates for the interest payable on such interest payment dates;

•

the place or places, if any, in addition to the City of New York, where the principal (and premium, if any) and interest on such debt securities are to be payable, any such debt securities may be surrendered for registration of transfer or exchange and notices and demands to or upon the Company in respect of such debt securities and the Indenture may be served;

•

the obligation, if any, of the Company to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a Holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•

the periods within which or the dates on which, the prices, if any, at which and the terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of the Company;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such debt securities will be issuable;

•	whether such debt securities are to be issued at less than the principal amount thereof and the amount of discount with which such debt securities will be issued;

•

if other than the principal amount, the portion of the principal amount of such debt securities that is payable upon the occurrence of an Event of Default or the method by which such portion will be determined;

•	provisions, if any, for the defeasance of such debt securities;

•

if other than United States dollars, the currency or composite currency in which such debt securities are to be denominated, or in which payment of the principal of (and premium, if any) and interest on such debt securities will be made and the circumstances, if any, when such currency of payment may be changed;

•

if the principal of (and premium, if any) or interest on such debt securities are to be payable, at the election of the Company or a holder, in a currency or composite currency other than that in which such debt securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency or composite currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities are to be paid pursuant to such election;

•

if the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to an index including, but not limited to an index based on a currency or currencies other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

if such debt securities are denominated or payable in a Foreign Currency, any other terms concerning the payment of principal of (premium, if any) or interest on such debt securities (including the Currency or Currencies of payment thereof);

•	whether such debt securities will be issued in the form of one or more Global Securities and, if so, the identity of the depository for such Global Securities;

•

any additions to or changes in the Events of Default or covenants relating solely to such debt securities or any Events of Default or covenants generally applicable to debt securities that do not apply to the particular series of debt securities in respect of which the prospectus supplement is being delivered;

•

if the Company will pay additional amounts on any of the debt securities of any series to any Holder who is a United States Alien, in respect of any tax or assessment withheld, under what circumstances and with what procedures the Company will pay such amounts;

•	any terms applicable to original issue discount, if any, including the rate or rates at which such original issue discount, if any, shall accrue; and

•	any other terms of such debt securities not inconsistent with the provisions of the Indenture. (Section 3.1)

Unless otherwise indicated in the applicable prospectus supplement, the Indenture does not afford the holder of any series of debt securities the right to tender such debt securities to the Company for repurchase, or provide for any increase in the rate or rates of interest per annum at which such debt securities will bear interest, if the Company should become involved in a highly leveraged transaction.

The debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities or to other debt securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes will be described in the prospectus supplement relating thereto.

The Company’s Amended and Restated $550 million Five-Year Competitive Advance and Revolving Credit Facility Agreement with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Banc of America Securities LLC, Bank of America, N.A. and other lenders (the “2009 Credit Agreement”) is guaranteed by the material subsidiaries of the Company, as determined under the provisions of the 2009 Credit Agreement.

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by the subsidiary guarantors, including the terms of subordination, if any, of any such guarantee.

A substantial portion of the assets of the Company is held by subsidiaries. The Company’s right and the rights of its creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary and including in respect of any guarantee of such series of debt securities made by such subsidiary. There is no restriction in the Indenture against subsidiaries of the Company incurring unsecured debt.

Unless otherwise described in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.2) The applicable prospectus supplement will indicate the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Company may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.5)

The Company shall deliver debt securities of any series, duly executed by the Company, to the Trustee for authentication, together with an order for the authentication and delivery of such debt securities. The Trustee, in accordance with such order, shall authenticate and deliver such debt securities. No debt securities of any series shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication substantially in the form provided for in the Indenture and manually executed by the Trustee or an authenticating agent duly appointed by the Trustee. Such certificate shall be conclusive evidence, and the only evidence, that such debt securities have been duly authenticated and delivered under, and are entitled to the benefits of, the Indenture. (Section 3.3)

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security, without coupons, registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which The Depository Trust Company (“DTC”) acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the Trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.

•

Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, N.A. will act as U.S. depositary for Clearstream. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•

It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•

Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•

The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•

It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

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Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the Trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Certain Covenants of the Company

Limitation on Indebtedness Secured by a Mortgage. The Indenture provides that neither the Company nor any Restricted Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance (“Mortgage”) on any assets of the Company or a Restricted Subsidiary unless the Company secures or causes such Restricted Subsidiary to secure the debt securities equally and ratably with, or prior to, such secured Indebtedness. This restriction will not apply to Indebtedness secured by:

•	Mortgages on the property of any corporation which Mortgages existed at the time such corporation became a Restricted Subsidiary;

•	Mortgages in favor of the Company or a Restricted Subsidiary;

•

Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages;

•

Mortgages on any property subsequently acquired by the Company or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price, construction or improvement of such property, or Mortgages assumed by the Company or any Restricted Subsidiary upon any property subsequently acquired by the Company or any Restricted Subsidiary which were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to the Company or Restricted Subsidiary, as the case may be, of the property covered by such Mortgage;

•	Mortgages existing at the date of issuance of the first series of debt securities under the Indenture;

•	Mortgages representing the extension, renewal or refunding of any Mortgage referred to in the foregoing bullet points, inclusive; and

•

any other Mortgage, other than Mortgages referred to in the foregoing bullet points, so long as the aggregate of all Indebtedness secured by Mortgages pursuant to this clause and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which the Company has voluntarily retired funded Indebtedness as provided in the Indenture) does not exceed 15 percent of Consolidated Net Tangible Assets. (Section 10.7)

Limitation on Sale and Lease-Back Transactions. The Indenture provides that neither the Company nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either (1) the Company or such Restricted Subsidiary would be entitled, pursuant to the foregoing covenant relating to “Limitation on Indebtedness Secured by a Mortgage,” to create, assume, guarantee or suffer Indebtedness in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally and ratably securing the debt securities or (2) the Company or such Restricted Subsidiary, within four months after the effective date of such transaction, applies an amount equal to the greater of (a) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (b) the Value of such Sale and Lease-Back Transaction, to the voluntary retirement of the debt securities or other unsubordinated funded Indebtedness of the Company or such Restricted Subsidiary. (Section 10.8)

Certain Definitions. “Consolidated Net Tangible Assets” is defined in the Indenture to mean total consolidated assets of the Company and its Restricted Subsidiaries, less (1) current liabilities of the Company and its Restricted Subsidiaries, and (2) the net book amount of all intangible assets of the Company and its Restricted Subsidiaries. (Section 10.7)

“Consolidated Subsidiary” is defined in the Indenture to mean a Subsidiary the accounts of which are consolidated with those of the Company for public financial reporting purposes. (Section 1.1)

“Indebtedness” is defined in the Indenture to mean (1) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet (other than liabilities evidenced by obligations under leases and contracts payable for broadcast rights), (2) debt secured by any Mortgage existing on property owned subject to such Mortgage, whether or not such secured debt has been assumed and (3) contingent obligations in respect of, or to purchase or otherwise acquire, any such debt of others described in the foregoing clauses (1) or (2), including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such debt). (Section 10.7)

“Principal Property” is defined in the Indenture to mean any manufacturing or printing plant, distribution center, warehouse, office building, television station or transmission facility owned by the Company or any Restricted Subsidiary or any other property or right owned by or granted to the Company or any Restricted Subsidiary and used or held for use in the newspaper or television business conducted by the Company or any Restricted Subsidiary, except for any such property or right which, in the opinion of the Board of Directors of the Company as set forth in a Board Resolution adopted in good faith, is not material to the total business conducted by the Company and its Restricted Subsidiaries considered as one enterprise. (Section 1.1)

“Restricted Subsidiary” is defined in the Indenture to mean each Subsidiary of the Company as of the date of the Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of the Board of Directors of the Company before, or within 120 days following, such creation or acquisition. (Section 10.7)

“Sale and Lease-Back Transaction” is defined in the Indenture as the leasing to the Company or a Restricted Subsidiary for a period of more than three years of any Principal Property which has been sold or is to be sold or transferred by the Company or any such Restricted Subsidiary to any party (other than the Company or a Restricted Subsidiary). (Section 10.8)

“Subsidiary” is defined in the Indenture to mean a corporation more than 50 percent of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. (Section 1.1)

“Value” is defined in the Indenture to mean, with respect to any particular Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the fair value in the opinion of the Board of Directors of the Company of such property at the time of the Company’s entering into such Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term. (Section 10.8)

Consolidation, Merger and Sale of Assets

The Indenture provides that the Company may not consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any other party, unless, among other things, (1) the corporation formed by such consolidation or into which the Company is merged or the party which acquires by conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company’s obligations on the debt securities and under the Indenture by means of an indenture supplemental to the Indenture; and (2) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 8.1)

Events of Default, Waiver and Notice

With respect to the debt securities of any series, an Event of Default is defined in the Indenture as being:

•	default for 30 days in payment of any interest upon the debt securities of such series;

•	default in payment of the principal of or premium, if any, on the debt securities of such series when due either at maturity or upon acceleration, redemption or otherwise;

•

default by the Company in the performance of any other of the covenants or warranties in the Indenture for the benefit of such series applicable to the Company, which default shall not have been remedied for a period of 60 days after Notice of Default;

•

the failure to pay when due any debt for money borrowed (including debt under debt securities other than that series) with a principal amount then outstanding in excess of $20,000,000 under any mortgage, indenture or instrument under which any such debt is issued or secured (including the Indenture), or any other default, which failure results in the acceleration of maturity of such debt, unless such debt or acceleration shall have been discharged or annulled within 10 days after due notice by the Trustee or by Holders of at least 10 percent in principal amount of the Outstanding debt securities of that series; and

•	certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. (Section 5.1)

Within 90 days after the occurrence of any Event of Default under the Indenture with respect to debt securities of any series, the Trustee is required to notify the Holders of debt securities of any default unless, in the case of any default other than a default in the payment of principal of or premium, if any, or interest on any debt securities, a trust committee of the Board of Directors or Responsible Officers of the Trustee in good faith considers it in the interest of the Holders of debt securities not to do so. (Section 6.2)

The Indenture provides that if an Event of Default, other than an Event of Default as described in the fifth bullet point in the above paragraph, with respect to debt securities of any series, shall have occurred and be continuing, either the Trustee or the Holders of at least 25 percent in aggregate principal amount of the debt securities of that series then Outstanding may declare the entire principal and accrued interest of all debt securities of such series (or, if any of the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) to be due and payable immediately. If an Event of Default described in fifth bullet point in the above paragraph with respect to any series of debt securities Outstanding under the Indenture occurs, the principal amount (or, if any of the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Any time after acceleration with respect to the debt securities of any series has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding debt securities of that series, may, under certain circumstances, rescind and annul such acceleration. The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive any past defaults under the Indenture with respect to the debt securities of such series, except defaults in payment of principal of or premium, if any, or interest on the debt securities or provisions of such series that may not be modified or amended without the consent of the Holders of all Outstanding debt securities of such series. (Sections 5.2 and 5.13)

“Significant Subsidiary” is defined in the Indenture to mean any Subsidiary (1) which, as of the close of the fiscal year of the Company immediately preceding the date of determination, contributed more than 10 percent of the consolidated net operating revenues of the Company and its Consolidated Subsidiaries for such year or (2) the total net tangible assets of which as of the close of such immediately preceding fiscal year exceeded 10 percent of the Consolidated Net Tangible Assets of the Company and its Consolidated Subsidiaries. (Section 5.1)

The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of its covenants and agreements under the Indenture. (Section 10.9)

Subject to certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the then Outstanding debt securities of any series with respect to which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture in respect of such series. No Holder of any debt securities shall have any right to cause the Trustee to institute any proceedings, judicial or otherwise, with respect to the Indenture or any remedy thereunder unless, among other things, the Holder or Holders of debt securities shall have offered to the Trustee reasonable indemnity against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.7)

The Indenture provides that, in determining whether the Holders of the requisite aggregate principal amount of the Outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action thereunder as of any date, (1) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (2) if, as of such date, the principal amount payable at the Stated Maturity of a debt security is not determinable, the principal amount of such debt security which shall be deemed to be Outstanding shall be the amount as established in or pursuant to a Board Resolution and set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more supplemental indentures, prior to the issuance of such debt securities, (3) the principal amount of a debt security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner as described in clause (2) above, of the principal amount of such debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount determined as provided in such clause), and (4) debt securities owned by the Company or any other obligor upon the debt securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities which the Trustee actually knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not the Company or any other obligor upon the debt securities or any Affiliate of the Company or of such other obligor. (Section 1.1)

“Affiliate” is defined in the Indenture to mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, or controlled by, or under direct or indirect common control with, that person or entity. For the purposes of this definition, “control”, and the correlative terms “controlling” and “controlled,” means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

Modification of the Indenture

The Indenture provides that the Company and the Trustee may, without the consent of the Holders, modify or amend the Indenture in order to:

•	evidence the succession of another corporation to the Company and the assumption by any such successor corporation of the covenants of the Company in the Indenture and in the debt securities;

•	add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all or any series of debt securities;

•	add any additional Events of Default to the Indenture;

•	add to or change any of the provisions of the Indenture necessary to permit the issuance of debt securities in bearer form, registrable as to principal, and with or without interest coupons;

•

add to, change or eliminate any of the provisions of the Indenture, in respect of one or more series of debt securities, provided that any such addition, change or elimination may not apply to any debt security of any series created prior to such addition, change or elimination;

•	establish the form or terms of debt securities of any series as permitted under the Indenture;

•	evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the debt securities of one or more series; or

•

cure any ambiguity, or correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture, provided such action does not adversely affect the interest of the Holders of debt securities of any series.

With respect to the debt securities of any series, modification or amendment of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the debt securities of such series, except that no such modification or amendment may, without the consent of the Holders of all then Outstanding debt securities of such series:

•	change the due date of the principal of, or any installment of principal of or interest on, any debt securities of such series;

•	reduce the principal amount of, or any installment of principal or interest or rate of interest on, or any premium payable on redemption of, any debt securities of such series;

•	reduce the principal amount of any debt securities of such series payable upon acceleration of the maturity thereof;

•	change the place or the currency of payment of principal of, or any premium or interest on, any debt securities of such series;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities of such series on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof);

•

reduce the percentage in principal amount of debt securities of such series then Outstanding, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•	modify certain provisions of the Indenture regarding the amendment or modification of, or waiver with respect to, any provision of the Indenture or the debt securities. (Section 9.2)

Discharge of the Indenture

The Indenture, with respect to the debt securities of any series (if all series issued under the Indenture are not to be affected), shall upon the written request or order of the Company cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of debt securities therein expressly provided for), when:

•

either (A) all debt securities theretofore authenticated and delivered (other than (1) debt securities which have been destroyed, lost or stolen and which have been replaced or paid and (2) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all such debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if the debt securities of such series are denominated and payable only in United States dollars and such debt securities are to be called for redemption within one year, and the Company in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or any redemption date, as the case may be;

•	the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and

•

the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with. (Section 4.1)

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the following provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain covenants in the Indenture, will apply to the debt securities of any series, or to any specified part of a series. (Section 13.1)

Defeasance and Discharge. The Indenture provides that the Company will be discharged from all its obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of and any premium and interest on and any mandatory sinking fund payments in respect of such debt securities on the respective Stated Maturities in accordance with the terms of the Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Sections 13.1 and 13.2)

Defeasance of Certain Covenants. The Indenture provides that the Company may omit to comply with certain restrictive covenants, including those described under the captions “Certain Covenants of the Company—Limitation on Indebtedness Secured by a Mortgage” and “Certain Covenants of the Company—Limitation on Sale and Lease-Back Transactions” above, and any that may be described in the applicable prospectus supplement, and that such omission will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities. In order to do so, the Company will be required to deposit, in trust for the benefit of the Holders of such debt securities, money or U.S. Government Obligations, or both, which through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of the principal of and any premium and interest on and any mandatory sinking fund payments in respect of such debt securities on the respective Stated Maturities in accordance with the terms of the Indenture and such debt securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the event the Company exercises this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, the Company will remain liable for such payments. (Sections 13.1 and 13.2)

The Trustee

The Bank of New York Mellon Trust Company, N.A. will serve as the Trustee for the debt securities. In the ordinary course of business The Bank of New York Mellon Trust Company, N.A. or its affiliates have provided common stock transfer agent and registrar services to the Company and may in the future provide commercial or other services for the Company and its subsidiaries for which The Bank of New York Mellon Trust Company, N.A. or its affiliates will receive customary compensation.

The Trustee may serve as a trustee under other indentures entered into by the Company. Upon the occurrence of an Event of Default under the Indenture or an event which, after notice or lapse of time or both, would become such an Event of Default, or upon the occurrence of a default under any such other indenture, the

Trustee may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act and, unless the Trustee is able to eliminate any such conflicting interest, the Trustee may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee for the Indenture.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12)

PLAN OF DISTRIBUTION

We may sell any of the debt securities offered hereby in one or more of the following ways from time to time:

•	to or through underwriters or dealers,

•	through agents,

•	through dealers, and

•	directly by us.

Sale To or Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The maximum compensation we will pay to underwriters in connection with any offering of securities will not exceed 8% of the maximum proceeds of such offering. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with an offering through underwriters, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the debt securities in the open market for the purpose of pegging, fixing or maintaining the price of the debt securities. Syndicate covering transactions involve purchases of the debt securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the debt securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the debt securities to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing, syndicate covering transactions or penalty bids they may discontinue them at any time.

Some or all of the debt securities that we offer though this prospectus or any prospectus supplement may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the debt securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the debt securities directly, and not through underwriters, dealers, or agents. We may also sell the debt securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Locke Lord Bissell & Liddell LLP will pass upon the validity of any debt securities issued under this prospectus. Any underwriters will be represented by their own legal counsel, which will be named in the prospectus supplement. Members of the law firm of Locke Lord Bissell & Liddell LLP, other than attorneys involved in the preparation of this registration statement, own or have an indirect interest in common stock of Belo the fair market value of which exceeds $50,000.

EXPERTS

The consolidated financial statements of Belo Corp. and subsidiaries included in Belo Corp.’s Current Report on Form 8-K dated October 22, 2009, filed with the Securities and Exchange Commission, and the effectiveness of Belo Corp.’s internal control over financial reporting included in Belo Corp.’s Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred by Belo in connection with the issuance and distribution of an assumed amount of $600,000,000 of securities registered under this registration statement, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities.

SEC registration fee	$33,480
Printing expenses	$20,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$100,000
Trustee fees and expenses	$30,000
Rating agency fees	$654,000
Miscellaneous	$10,000
Total	$897,480

Item 15.	Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company, as a Delaware corporation, has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in the right of the corporation, by reason that they were or are such directors, officers, employees, or agents, against expenses and liabilities incurred in any such action, suit, or proceeding, so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation, unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article XI of the Amended and Restated Bylaws of the Company provides for indemnification of directors and officers to the fullest extent permitted by the DGCL. Reference is made to the Amended and Restated Bylaws of the Company.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article XV of the Company’s Certificate of Incorporation contains such a provision.

Item 16.	Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement(1)

4.1	Indenture dated as of June 1, 1997 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.6(1) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 002-74702))

4.2	Form of Debt Securities(1)

4.3	Financing agreements:

(1)    Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of June 7, 2006 among the Company, as Borrower; JPMorgan Chase Bank, N.A., as Administrative Agent; J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners; Bank of America, N.A., as Syndication Agent; SunTrust Bank, The Bank of New York, and BNP Paribas, as Documentation Agents; and Mizuho Corporate Bank, Ltd., as Co-Documentation Agent (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2006 (Securities and Exchange Commission File No. 001-08598))

(2)    First Amendment dated as of February 4, 2008 to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of June 7, 2006 among the Company and the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2008 (Securities and Exchange Commission File No. 001-08598))

(3)    Second Amendment dated as of February 26, 2009 to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of June 7, 2006 among the Company and the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent (Exhibit 10.1(3) to the Company’s Annual Report on Form 10-K dated March 2, 2009 (Securities and Exchange Commission File No. 001-08598))

(4)    Guarantee Agreement dated as of February 26, 2009, among Belo Corp., the Subsidiaries of Belo Corp. identified therein and JPMorgan Chase Bank, N.A. (Exhibit 10.1(4) to the Company’s Annual Report on Form 10-K dated March 2, 2009 (Securities and Exchange Commission File No. 001-08598))

5.1	Opinion of Locke Lord Bissell & Liddell LLP(2)

12.1	Computation of Ratio of Earnings to Fixed Charges(2)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1)

24.1	Power of Attorney(2)

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee(2)

(1)	To be filed by amendment or pursuant to a report under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated by reference herein. The Company will file as an exhibit to a Current Report on Form 8-K any related form used in the future and not previously filed by means of an amendment.

(2)	Previously filed.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

BELO CORP.

By:	*
Dunia A. Shive President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Robert W. Decherd	Chairman of the Board	October 30, 2009

* Dunia A. Shive	President, Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2009

/s/ DENNIS A. WILLIAMSON Dennis A. Williamson	Executive Vice President/Chief Financial Officer (Principal Financial Officer)	October 30, 2009

* Carey P. Hendrickson	Senior Vice President/Chief Accounting Officer (Principal Accounting Officer)	October 30, 2009

* Henry P. Becton, Jr.	Director	October 30, 2009

* Judith L. Craven, M.D., M.P.H.	Director	October 30, 2009

* Dealey D. Herndon	Director	October 30, 2009

* James M. Moroney III	Director	October 30, 2009

* Wayne R. Sanders	Director	October 30, 2009

* M. Anne Szostak	Director	October 30, 2009

* McHenry T. Tichenor, Jr.	Director	October 30, 2009

* Lloyd D. Ward	Director	October 30, 2009

*By:	/s/ DENNIS A. WILLIAMSON
Dennis A. Williamson Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

BELO ADVERTISING CUSTOMER SERVICES, INC.

By:	*
Dunia A. Shive President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Dunia A. Shive	Chairman of the Board of Directors and President (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

BELO CAPITAL BUREAU, INC.

By:	*
Dunia A. Shive President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Dunia A. Shive	Chairman of the Board of Directors and President (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

BELO HOLDINGS, INC.

By:	*
Dunia A. Shive President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Dunia A. Shive	Chairman of the Board of Directors and President (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

BELO KENTUCKY, INC.

By:	*
Mark D. Pimentel President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Mark D. Pimentel	President/General Manager (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

BELO MANAGEMENT SERVICES, INC.

By:	*
Dennis A. Williamson President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Dennis A. Williamson	President (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

BELO SAN ANTONIO, INC.

By:	*
Robert G. McGann President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Robert G. McGann	President/General Manager (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

BELO TECHNOLOGY ASSETS II, INC.

By:	*
Dunia A. Shive President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Dunia A. Shive	Chairman of the Board of Directors and President (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

BELO TV, INC.

By:	*
Albert B. Brown, Jr. President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Albert B. Brown, Jr.	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on October 30, 2009.

BELO VENTURES, INC.

By:	/s/ PEGGY L. MILNER
Peggy L. Milner President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ PEGGY L. MILNER Peggy L. Milner	President (Principal Executive Officer)	October 30, 2009

* Sandra J. Radcliffe	Treasurer (Principal Financial Officer) and Director	October 30, 2009

* Julian H. Baumann, Jr.	Director	October 30, 2009

*By:	/s/ PEGGY L. MILNER
Peggy L. Milner Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

CORPORATE ARENA ASSOCIATES, INC.

By:	*
Dunia A. Shive President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Dunia A. Shive	Chairman of the Board of Directors and President (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KASW-TV, INC.

By:	*
Lawrence D. Nicholson President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Lawrence D. Nicholson	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KENS-TV, INC.

By:	*
Robert G. McGann President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Robert G. McGann	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KHOU-TV, INC.

By:	*
Susan McEldoon President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Susan McEldoon	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KING BROADCASTING COMPANY

By:	*
Racine B. Heacox Acting President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Racine B. Heacox	Acting President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KING NEWS CORPORATION

By:	*
Racine B. Heacox President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Racine B. Heacox	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KMOV-TV, INC.

By:	*
Allan R. Cohen President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Allan R. Cohen	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KMSB-TV, INC.

By:	*
Lawrence D. Nicholson Acting President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Lawrence D. Nicholson	Acting President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KONG-TV, INC.

By:	*
Racine B. Heacox President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Racine B. Heacox	President/General Manager (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KSKN TELEVISION, INC.

By:	*
James T. Aitken President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* James T. Aitken	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KTTU-TV, INC.

By:	*
Lawrence D. Nicholson Acting President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Lawrence D. Nicholson	Acting President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KTVK, INC.

By:	*
Lawrence D. Nicholson President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Lawrence D. Nicholson	President/General Manager (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

KVUE TELEVISION, INC.

By:	*
Patricia C. Smith President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Patricia C. Smith	President/General Manager (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

NORTHWEST CABLE NEWS, INC.

By:	*
Racine B. Heacox President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Racine B. Heacox	President/General Manager (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

NTV, INC.

By:	*
Dunia A. Shive President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Dunia A. Shive	Chairman of the Board of Directors and President (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

TEXAS CABLE NEWS, INC.

By:	*
Michael T. Devlin President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Michael T. Devlin	President (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

WCNC-TV, INC.

By:	*
Timothy J. Morrissey President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Timothy J. Morrissey	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

WFAA-TV, INC.

By:	*
Michael T. Devlin President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Michael T. Devlin	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

WVEC TELEVISION, INC.

By:	*
Tod A. Smith President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Tod A. Smith	President/General Manager (Principal Executive Officer)	October 30, 2009

/s/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2009.

WWL-TV, INC.

By:	*
Albert B. Brown, Jr. President/General Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

* Albert B. Brown, Jr.	President/General Manager (Principal Executive Officer)	October 30, 2009

/S/ BRENDA C. MADDOX Brenda C. Maddox	Treasurer (Principal Financial Officer)	October 30, 2009

* Dunia A. Shive	Chairman of the Board of Directors	October 30, 2009

* Guy H. Kerr	Director	October 30, 2009

*By:	/s/ BRENDA C. MADDOX
Brenda C. Maddox Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement(1)

4.1	Indenture dated as of June 1, 1997 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.6(1) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 002-74702))

4.2	Form of Debt Securities(1)

4.3	Financing agreements:

(1)    Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of June 7, 2006 among the Company, as Borrower; JPMorgan Chase Bank, N.A., as Administrative Agent; J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners; Bank of America, N.A., as Syndication Agent; SunTrust Bank, The Bank of New York, and BNP Paribas, as Documentation Agents; and Mizuho Corporate Bank, Ltd., as Co-Documentation Agent (Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2006 (Securities and Exchange Commission File No. 001-08598))

(2)    First Amendment dated as of February 4, 2008 to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of June 7, 2006 among the Company and the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2008 (Securities and Exchange Commission File No. 001-08598))

(3)    Second Amendment dated as of February 26, 2009 to the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of June 7, 2006 among the Company and the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent (Exhibit 10.1(3) to the Company’s Annual Report on Form 10-K dated March 2, 2009 (Securities and Exchange Commission File No. 001-08598))

(4)    Guarantee Agreement dated as of February 26, 2009, among Belo Corp., the Subsidiaries of Belo Corp. identified therein and JPMorgan Chase Bank, N.A. (Exhibit 10.1(4) to the Company’s Annual Report on Form 10-K dated March 2, 2009 (Securities and Exchange Commission File No. 001-08598))

5.1	Opinion of Locke Lord Bissell & Liddell LLP(2)

12.1	Computation of Ratio of Earnings to Fixed Charges(2)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1)

24.1	Power of Attorney(2)

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee(2)

(1)	To be filed by amendment or pursuant to a report under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated by reference herein. The Company will file as an exhibit to a Current Report on Form 8-K any related form used in the future and not previously filed by means of an amendment.

(2)	Previously filed.